                                                                      EXHIBIT 21
                                                                      ----------

                                 TAMBRANDS INC.


Subsidiaries of the registrant.
- ------------------------------

       (1)                           (2)                       (3)
                                                       Percentage of Voting
                                                         Securities Owned
                                                 ------------------------------
                             State or Country    By the          By Other
Name of Subsidiary           of Organization     Company       Subsidiaries
- ---------------------------  -----------------   -------   --------------------


Tambrands Europe Ltd.        Delaware               100%

Industrial Catenation        South Africa                         100% (a)
 Services (Pty) Ltd.

TIM International            Delaware               100%
 Investments Incorporated

Tambrands Dosmil,            Mexico                               100% (b)
 S.A. de C.V.

Tambrands Brasil Ltd.        Delaware               100%

Shenyang Tambrands           People's Republic       80%
 Company Limited             of China

Tambrands AG                 Switzerland                          100% (a)

Tambrands Benelux S.A.       Belgium                              100% (c)

Tambrands Canada Inc.        Canada                 100%

Tambrands PACE, Inc.         Delaware               100%

Tambrands                    Czech Republic                       100% (d)
 Czechoslovakia Limited

Tambrands France S.A.        France                               100% (a)

Tambrands Industria e        Brazil                 100% (e)
 Comercio Limitada

Tambrands Limited            United Kingdom                       100% (a)

Tambrands Ireland            Ireland                              100% (f)
 Limited

Tambrands Poland Ltd.        Poland                               100% (d)


       (1)                           (2)                       (3)
                                                       Percentage of Voting
                                                         Securities Owned
                                                 ------------------------------
                             State or Country    By the          By Other
Name of Subsidiary           of Organization     Company       Subsidiaries
- ---------------------------  -----------------   -------   --------------------
Tambrands South Africa          South Africa                    100% (g)
 (Pty) Ltd.

Tambrands - St. Petersburg      Russia                          100% (h)

Tambrands Ukraine               Ukraine                         100% (h)

Tambrands de Venezuela, C.A.    Venezuela                       100% (d)

ZAO Tambrands                   Russia                          100% (i)



Notes:    (a)   Owned by Tambrands Europe Ltd.
          (b)   Owned by TIM International Investments Incorporated.
          (c)   Owned by Tambrands Europe Ltd. and Tambrands AG.
          (d)   Owned by Tambrands PACE, Inc.
          (e) Owned by the Company in part directly and in part indirectly through Tambrands Brasil Ltd.
          (f)   Owned by Tambrands Limited.
          (g)   Owned by Industrial Catenation Services (Pty) Ltd.
          (h)   Owned by Tambrands Limited and Tambrands PACE, Inc.
          (i)   Owned by Tambrands Europe Ltd. and Tambrands - St. Petersburg.